UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2024

SMART FOR LIFE, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41290	81-5360128
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Biscayne Boulevard, Suite 505, Miami, FL	33132
(Address of principal executive offices)	(Zip Code)

(786) 749-1221
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SMFL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As previously disclosed, on January 29, 2024, Smart for Life, Inc. (the “Company”) entered into an asset purchase agreement with First Health FL LLC (the “Buyer”), the Company’s wholly owned subsidiary Ceautamed Worldwide, LLC and its wholly owned subsidiaries Wellness Watchers Global, LLC and Greens First Female LLC (together, the “Subsidiaries”), pursuant to which the Company sold all assets of the Subsidiaries to the Buyer (the “Disposition”), which upon consummation of the Disposition is 51% owned by certain affiliates of the Buyer and 49% owned by the Company, subject to a purchase option which may be exercised by the Buyer as described in the following paragraph.

In connection with the Disposition, the Company also entered into a limited liability company agreement, pursuant to which the Buyer was organized (the “LLC Agreement”). Pursuant to the LLC Agreement, the voting members of the Buyer are Joseph X. Xiras, Stuart Benson, and Ryan Benson (the “Voting Members”), each with a 17% voting interest in the Buyer. The Company will also maintain a 49% non-voting ownership interest in the Buyer (the “Minority Interest”). The Voting Members have the option to purchase the remaining Minority Interest for nominal consideration at their discretion upon notice to the Company exercisable at any time after April 1, 2024 (the “Option”).

As previously disclosed, in connection with the closing of the Disposition, the Company, the Subsidiaries, First Group Acquisition Company, LLC (“First Group”) and the Buyer also entered into an agreement to amend that certain 5% Secured Subordinated Promissory Note, dated as of July 29, 2022, by and between the Company and D&D Hayes, LLC, in the initial principal amount of $1,075,000 (as amended, the “Note”). Pursuant to the Note, the Company is entitled to discharge the Note for a cash payment to First Group in the amount of $300,000, plus interest of 10% per annum, in lieu of the prior outstanding principal balance on the Note. Since then, the Company and First Group have entered into subsequent transactions in respect of the Note and conversions of the Note into equity, resulting in a balance of $51,293.

On June 19, 2024, the parties entered into an agreement which implemented amendments to the original terms of the transactions described above. In particular, the Company and First Group agreed and established that that the outstanding amount of the Note was $351,293 and First Group elected to convert $300,000 in principal under the Note into 92,593 shares of common stock. Additionally, the parties agreed to extend the initial date upon which the which the Voting Members may exercise the Option to any time on or after October 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2024	SMART FOR LIFE, INC.

/s/ Darren C. Minton
	Name:	Darren C. Minton
	Title:	Chief Executive Officer

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